                                                                     EXHIBIT 3.6
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                      FOR
                          PARTECH HOLDINGS CORPORATION

                     _____________________________________


      PARTECH HOLDINGS CORPORATION, a Corporation originally incorporated March 25, 1985, organized and existing under and by virtue of the general Corporation Law of the state of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Partech Holdings Corporation on May 9, 1994, resolutions were duly adopted setting forth a proposed Restated Certificate of Incorporation of said Corporation, declaring said Restated Certificate to be advisable and calling a meeting of the sole stockholder of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be restated by changing all of the Articles thereof and filing a Restated Certificate of Incorporation so that said Certificate shall read as follows:

                          PARTECH HOLDINGS CORPORATION
                          ----------------------------
                     RESTATED CERTIFICATE OF INCORPORATION
                     -------------------------------------


                                 Article First
                                 -------------
                                      Name

      The name of the Corporation is Partech Holdings Corporation.


                                 Article Second
                                 --------------
                               Registered Office

      The address of the registered office of Partech Holdings Corporation (the "Corporation") in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                 Article Third
                                 -------------
                                    Purposes

      The nature of the business to be conducted or promoted and the purpose of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.





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                                 Article Fourth
                                 --------------
                             Capital Stock Classes

      The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 51,000,000 shares. The shares are divided into two classes as follows:

1. 1,000,000 shares of preferred stock, par value One Cent ($0.01) per share (Preferred Stock), and

2. 50,000,000 shares of common stock, par value Five Cents ($0.15) per share (Common Stock).

      The designations of voting powers, preferences, preemptive rights, options and other special rights and qualifications, limitations or restrictions of the above classes of stock are as follows:


                              I.  Preferred Stock

      1.  Issuance in Series.

      Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Division I.

      2.  Authority of the Board with Respect to Series.

      The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and if not restricted by this Certificate of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

      (a) the distinctive serial designation and the number of shares constituting a series;

      (b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

      (c) the voting powers, full or limited, if any, of the shares of the series;

      (d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions under which, the shares may be redeemed;

      (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

      (f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;





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      (g)  whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

      (h) any other preferences, privileges and powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

      3.  Dividends.

      Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

      4.  Reacquired Shares.

      Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

      5.  Voting Rights.

      Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock except as may be required by law or by this Certificate of Incorporation.


                               II.  Common Stock

      1.  Dividends.

      Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

      2.  Liquidation.

      In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other Corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other Corporation, trust or other entity, or any combination





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thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this paragraph.

      3.  Voting Rights.

      Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders. The shareholder shall not have cumulative voting rights.


                         III.  Stock Rights and Options

      The Board of Directors, in their discretion and without the approval of the shareholders, may from time to time create and issue, rights or options entitling the holders thereof to purchase shares of stock of any class or classes from the Corporation subject to the limitations set forth below. Such rights or options are to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors.

      The Directors shall approve the terms upon which, including the time (which may be limited or unlimited in duration) within which, and the price at which any such shares may be purchased from the Corporation upon the exercise of any such right or option. In no event shall the total rights or options effect more than 50% of the authorized shares, nor can they be at prices less than 10% of the sales or bid price averaged over the 30 day period immediately prior to the sale. Rights or options may be granted at such less favorable terms as shall be stated in a resolution adopted by the Board of Directors providing for the creation and issuance of such rights or options. In the absence of actual fraud in the transaction, the judgement of the Board of Directors as the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

      In case the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price to be received therefor shall not be less than the par value thereof. In case the shares of stock to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in
Section 153 of the Delaware General Corporation Law.

                             IV.  Other Provisions

      1.  Preemptive Rights.

      No stockholder of either preferred or common shares shall have any preemptive right to subscribe to an additional issue of stock of any class or series or to any stock rights, options, warrants, debentures or other securities of the Corporation convertible into such stock.

      2.  Changes in Authorized Capital Stock.

      Subject to the protective conditions and restriction of any outstanding Preferred Stock, any amendment to this Certificate of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.





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                                 Article Fifth
                                 -------------
                               Board of Directors

      1.  Powers of the Board.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors by a majority vote of the entire Board is expressly authorized:

      (a) to make, alter or repeal the Bylaws of the Corporation and to revise, alter, amend or repeal the Certificate of Incorporation subject only to approval by stockholders, if expressly required by statute;

      (b) to authorize and cause to be executed mortgages and liens upon part or all of the real and personal property of the Corporation;

      (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose as the Board of Directors, in its sole discretion may determine and to abolish any reserve in the manner in which it was created;

      (d)  to designate an Executive Committee of the Corporation;

      (e) unless a majority vote of the stockholders is required by law, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation;

      (f) to authorize and issue bonds and debentures and to determine the terms and conditions, interest rates, discount rates, conversion rates, redemption schedules, duration and all other matters relating to or arising out of the issuances of bonds and debentures, whether or not convertible to common stock, provided that such conversion of bonds or debentures to stock when added to the issued and outstanding stock and treasury stock does not exceed the authorized shares of the Corporation.

      2.  Terms and Number of Board Members.

      The number of members of the Board of Directors will be fixed from time to time by the Board of Directors, but (subject to vacancies) in no event may there be less than two Directors nor more than eleven. Each director shall serve until the next annual meeting of stockholders or until his successor is
elected.   Election of Directors need not be by written ballot.

      If any vacancy occurs in the Board of Directors during a term, the remaining Directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

      3.  Cumulative Voting.

      At all elections of Directors of the Corporation, each stockholder entitled generally to vote for the election of Directors shall be entitled to vote one vote for each share owned by the stockholder for each position. The stockholder shall not have rights for cumulative voting.

      4.  Board Action By Consent.

      Any Corporate action upon which a vote of Board members is required or permitted may be taken without a meeting or a formal vote of the Board with the written consent of the Board members. Such action may be taken by the written consent of no less than a majority of all the Directors. In no case shall the written consent be by less than the minimum percent of the





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Directors vote required by statute for the proposed corporate action.  Prompt notice must be given to all Board members of the result of the vote on any action taken without a meeting.


                                 Article Sixth
                                 -------------
                                    Records

      The books of the Corporation may be kept (subject to any provisions contained in the statutes of the State of Delaware) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                Article Seventh
                                ---------------
                               Certain Contracts

      No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in a meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose. It is understood that some of the business conducted by the Corporation and its subsidiaries involve the officers and others including subsidiaries and affiliates serving as general partners, limited partners, trustees, or in joint ventures. Such acts or action is permitted if:

      1. The material facts as to the Director's or officer's interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose; or, if required

      2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to stockholders entitled to vote thereon, and the contract or transaction is specifically approved in a good faith by vote of the stockholders; or

      3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                 Article Eighth
                                 --------------
                                Indemnification

      The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:


(a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the Untied States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of





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capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens to exceed such 25% limit.

(b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

(c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Alien.

(d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this ARTICLE EIGHTH.

         1. The Corporation, its subsidiaries and affiliates shall jointly and severally indemnify and hold any person harmless if any person was or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that the person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall indemnify and hold the person harmless and undertakes to pay the current costs until resolved against expenses (including attorneys' fees) judgements, fines, and amounts paid in settlements actually incurred by the person in connection with such action, suit, or proceeding and, with respect to any criminal action or proceeding.

         2. The Corporation shall indemnify any person, if the person was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of or in the name of the Corporation to procure a judgement in its favor by reason of the fact that the person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually incurred by the person in connection with the defense or settlement of such negotiation action or suit.

         3. Expenses incurred by any person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation upon request in advance of the final disposition of such action, suit or proceeding.

         4. The indemnification provided hereby shall not be deemed exclusive of all rights to which any person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in any person's official capacity and as to action in another capacity while holding such office, and shall continue to any person as a person who has ceased to be a Director, officer or agent as to claims arising during or as a result of the service to the Corporation and shall inure to the benefit of the person's heirs, executors and administrators.

         5. The Corporation may, purchase and maintain insurance on behalf of each Director and officer while serving as a Director or officer of the Corporation or while serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against any person and incurred by any person in any such capacity, or arising out of the status as such.





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         6.  References to the Corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director or officer, of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation as if its separate existence had continued.

         7. References to "fines" shall include any excise taxes and penalties assessed to any person with respect to any function; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by the person. This indemnity shall cover each person for all responsibilities for the Corporation as a Director or officer or as a representative including periods on or prior to the effective date of this Agreement.

         The above right of indemnity shall extend to a person whether or not the Corporation would have the power to indemnify the person against such liability under Delaware Corporation law and may not be altered, amended, or rescinded except by Court order or the advance written consent of the person.


                                 Article Ninth
                                 -------------
                         Stockholder Action by Consent

         Any action of the Corporation upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than one-third of the shares entitled to vote at a stockholder meeting; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the result of the vote authorizing the taking of corporate action without a meeting.


                                 Article Tenth
                                 -------------
                                   Amendment

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         This Restated Certificate of Incorporation was duly proposed by the Board of Directors and adopted by the sole stockholder in pursuance with Sections 242 and 245 of the General Corporation Law of the state of Delaware.

         The capital of said Corporation will not be reduced under or by reason of this Restated Certificate of Incorporation.





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IN WITNESS WHEREOF, said PARTECH HOLDINGS CORPORATION has caused this certificate to be signed by John E. Rayl its President, and Thomas E. Reynolds, its Secretary, this _____ day of_____________, 19____.


                                        PARTECH HOLDINGS CORPORATION

                                        By:       ___________________________
                                                  John E. Rayl, President



                                        Attest:   ___________________________
                                                  Thomas E. Reynolds, Secretary



(Seal)





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